United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 2, 2022

Date of Report (Date of earliest event reported)

Lakeshore Acquisition I Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40474	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite A-2F, 555 Shihui Road, Songjiang District, Shanghai, China	201100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 13816100700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	LAAA	The Nasdaq Stock Market LLC
Warrants	LAAAW	The Nasdaq Stock Market LLC
Units	LAAAU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 2, 2022, Lakeshore Acquisition I Corp. (the “Company”) filed a Form 8-K (the “Original Form 8-K”) reporting the results of the extraordinary general meeting (the “Meeting”) at which the Company’s shareholders voted on the proposals relating to the Company’s proposed business combination with ProSomnus Holdings Inc. This Amendment No.1 to the Current Report on Form 8-K (this “Current Report on Form 8-K/A”) is being filed solely for the purpose of amending the unaudited pro forma condensed combined financial statements of the Company as of September 30, 2022 included in the Original Form 8-K under Item 8.01 in order to correct certain errors. Except as expressly set forth herein, this Current Report on Form 8-K/A does not amend, modify or update the disclosures contained in the Original Form 8-K.

Item 8.01. Other Events

The Company’s shareholders elected to redeem an aggregate of 2,380,246 ordinary shares in connection with the Meeting. The unaudited pro forma condensed combined financial statements of the Company as of September 30, 2022 reflecting the effect of the redemptions in connection with the Meeting, equity investments in the form of non-redeeming public shares and PIPE investments has been issued by the Company and is included as Exhibit 99.2 hereto. The unaudited pro forma condensed combined financial statements are subject to change as additional information becomes available and analyses are performed.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
99.2	Unaudited Pro Forma Condensed Combined Financial Information as of September 30, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2022

LAKESHORE ACQUISITION I CORP.

By:	/s/ Bill Chen
Name:	Bill Chen
Title:	Chief Executive Officer